Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan of Bellicum Pharmaceuticals, Inc. of our report dated March 12, 2019, with respect to the consolidated financial statements of Bellicum Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
January 29, 2020